Exhibit 99.1

Community Bankers Trust Corporation Reports Results for Fourth Quarter and Year 2018

Conference Call on Friday, January 25, 2019, at 10:00 a.m. Eastern Time

Richmond, VA, January 25, 2019 – Community Bankers Trust Corporation (the “Company”) (NASDAQ: ESXB), the holding company for Essex Bank (the “Bank”), today reported unaudited results for the fourth quarter and year ended December 31, 2018.

FINANCIAL HIGHLIGHTS

•	Fourth quarter 2018 net income was $3.4 million, or $0.15 per common share, basic and fully diluted.
•	Pre-tax income was $4.1 million for the fourth quarter of 2018 compared with $3.6 million in the fourth quarter of 2017, an increase of $568,000, or 15.9%.
•	The fourth quarter of 2018 reflects an increase in net interest margin, which was 3.78%, compared with 3.77% in the third quarter of 2018 and 3.72% in the fourth quarter of 2017.
•	For the year ended December 31, 2018, net income was $13.7 million, or $0.62 per common share basic and $0.61 per common share fully diluted, compared with net income of $7.2 million, or $0.33 per common share basic and $0.32 per common share fully diluted for 2017.
•	For the year ended December 31, 2018, pre-tax income was $16.8 million, an increase of $2.7 million, or 18.9%, over pre-tax income of $14.1 million for the year ended December 31, 2017.
•	For the year ended December 31, 2018, return on average assets was 1.01% and return on average equity was 10.59%.
•	Common tangible book value per share of $6.21 at December 31, 2018 is an increase of $0.59, or 10.5%, from December 31, 2017. This non-GAAP measure is calculated by dividing total shareholders’ equity by shares of common stock outstanding at each period end.

OPERATING HIGHLIGHTS

•	Gross loans, excluding purchased credit impaired (“PCI”) loans, grew $31.3 million, or 3.3%, during the fourth quarter of 2018 and $51.7 million, or 5.5%, since year-end 2017.
•	Commercial real estate loans grew $21.4 million, or 6.0%, during the fourth quarter of 2018 and commercial loans increased by $18.4 million, or 10.8%.
•	Noninterest bearing deposits grew $12.1 million, or 7.9%, during 2018.
•	The Bank opened two full-service banking facilities in 2018 in strong market areas.

MANAGEMENT COMMENTS

Rex L. Smith, III, President and Chief Executive Officer, stated, “We finished the year with strong growth both in loans and in core deposits, while slightly increasing our net interest margin. We have emphasized credit quality and pricing discipline throughout the year, which allowed us to grow loan and deposit relationships in the types of products and rate structures that make sense for the uncertain interest rate environment. Our goal was to meet or exceed a 1% return on assets, which we achieved. Net income hit a new company best at $13.7 million for the year, which included opening two new branch offices.”

Smith added, “Noninterest expense was slightly higher than anticipated due to group insurance costs and short term replication in salary expenses as we added some important positions as part of succession planning. These will normalize in the first half of 2019. Additionally, we incurred some one-time expenses in data processing and additional equipment and other costs associated with the opening of our new branch in Edgewater, Maryland.”

Smith concluded, “We continue to emphasize credit quality and pricing structure as we are preparing for multiple economic and interest rate scenarios. Our liquidity, capital structure and credit discipline are key as we move forward. Our markets are large and diverse and will allow us to continue our controlled growth strategy and sustain strong earnings per share growth in 2019.”

RESULTS OF OPERATIONS

The Company had net income of $3.4 million for the fourth quarter of 2018, compared with linked quarter net income of $4.0 million in the third quarter of 2018 and year-over-year net loss of $640,000 in the fourth quarter of 2017. Fully diluted earnings per common share were $0.15, $0.17 and $(0.03) for the three months ended December 31, 2018, September 30, 2018 and December 31, 2017, respectively. For the year ended December 31, 2018, net income was $13.7 million, or $0.61 per fully diluted common share, compared with net income of $7.2 million, or $0.32 per fully diluted common share, for the year ended December 31, 2017.

Net income in 2017 was affected by a fourth quarter charge of $3.5 million to income tax expense related to the re-measurement of net deferred tax assets resulting from the 21% corporate income tax rate established by the Tax Cuts and Jobs Act of 2017 (the “Act”) enacted in December 2017.

The following table presents summary income statements for the three months ended December 31, 2018, September 30, 2018, and December 31, 2017 and the years ended December 31, 2018 and December 31, 2017.

SUMMARY INCOME STATEMENT
(Unaudited)
(Dollars in thousands)	For the three months ended			For the year ended
	31-Dec-18	30-Sep-18	31-Dec-17	31-Dec-18	31-Dec-17
Interest income	$15,508	$15,144	$13,758	$59,241	$53,315
Interest expense	3,415	3,164	2,509	12,054	9,199
Net interest income	12,093	11,980	11,249	47,187	44,116
Provision for loan losses	-	-	400	-	550
Net interest income after provision for loan losses	12,093	11,980	10,849	47,187	43,566
Noninterest income	1,084	1,211	1,045	4,463	4,072
Noninterest expense	9,033	8,291	8,318	34,877	33,533
Income before income taxes	4,144	4,900	3,576	16,773	14,106
Income tax expense	787	945	4,216	3,085	6,903
Net income	$3,357	$3,955	$(640)	$13,688	$7,203

EPS Basic	$0.15	$0.18	$(0.03)	$0.62	$0.33
EPS Diluted	$0.15	$0.17	$(0.03)	$0.61	$0.32

Return on average assets, annualized	0.98%	1.16%	(0.19%)	1.01%	0.56%
Return on average equity, annualized	10.01%	12.08%	(2.02%)	10.59%	5.91%

Net Interest Income

Linked Quarter Basis

Net interest income was $12.1 million for the quarter ended December 31, 2018 compared with $12.0 million for the quarter ended September 30, 2018. This is an increase of $113,000, or 0.9%.

Interest income with respect to loans, excluding PCI loans, increased $276,000, or 2.3%, during the fourth quarter when compared with the third quarter of 2018. This increase was attributable to an increase in the average balance of loans, excluding PCI loans, of $9.7 million during the fourth quarter of 2018 over the previous quarter, coupled with higher rates. The yield on loans increased from 4.89% in the third quarter of 2018 to 4.95% in the fourth quarter of 2018. Interest income with respect to PCI loans was $1.3 million in each of the third and fourth quarters of 2018. Interest income on securities increased $58,000 on a linked quarter basis. Interest on deposits in other banks increased $6,000 on a linked quarter basis primarily due to an increase of $1.5 million in the average balances of those deposits.

Securities income was $2.1 million on a tax-equivalent basis for the fourth quarter of 2018, which was an increase of $52,000 from the third quarter of 2018. The tax-equivalent yield on the securities portfolio was 3.31% in the fourth quarter of 2018 compared with a tax-equivalent yield of 3.21% in the third quarter of 2018.

Interest expense of $3.4 million in the fourth quarter of 2018 was an increase of $251,000, or 7.9%, on a linked quarter basis. Interest on deposits increased $361,000, or 13.4%. Interest on borrowed funds decreased by $110,000, or 23.7%. Average balances for interest bearing deposits increased by $26.8 million, or 2.8%. However, the cost of these deposits increased from 1.10% in the third quarter of 2018 to 1.22% in the fourth quarter of 2018, resulting in the 7.9% increase in interest expense. The growth in interest bearing deposits in the fourth quarter of 2018 allowed the Company to reduce the level of more expensive FHLB and other borrowings by $25.9 million, on average, during the quarter. The increased rates paid on interest bearing deposits and wholesale funding resulted in an increase in the cost of interest bearing liabilities from 1.18% in the third quarter of 2018 to 1.27% in the fourth quarter of 2018.

2

With the changes in net interest income noted above, the tax-equivalent net interest margin increased from 3.77% in the third quarter of 2018 to 3.78% in the fourth quarter of 2018. The interest spread, however, decreased from 3.58% to 3.57% on a linked quarter basis.

Yearly Comparison 2018 versus 2017

Net interest income was $47.2 million for the year ended December 31, 2018, an increase of $3.1 million, or 7.0%, as compared with the year ended December 31, 2017. The yield on earning assets was 4.71% for 2018 compared with 4.54% for 2017. Interest and fees on loans of $46.3 million for 2018 was an increase of $6.0 million compared with $40.3 million for 2017. Interest and fees on PCI loans declined $511,000 over this same time frame. Securities income increased $336,000 for 2018 compared with 2017. Interest on deposits in other banks increased $107,000 for 2018 over 2017 primarily due to an increase in the return on those balances from 1.26% to 2.16% in 2018. On a tax-equivalent basis, income on securities decreased $326,000, primarily the result of less benefit on bank qualified municipal securities under the Act. Despite the lower benefit from the decrease in the tax rate, the tax-equivalent yield on the portfolio actually increased and was 3.15% for 2018, based on a 21% tax rate, and 3.12% for 2017, based on a 34% tax rate.

Interest expense of $12.1 million represented an increase of $2.9 million, or 31.0%, for 2018 compared with 2017. Average interest bearing liabilities increased $45.5 million, or 4.5%, as loan growth has been funded by an increase of $38.4 million, or 4.1%, in the average balance of interest bearing deposits. Of this increase in average balances of interest bearing deposits, $16.9 million was in interest bearing demand deposit accounts and $14.5 million was in savings and money market accounts. Higher cost time deposit average balances only increased by $7.0 million in 2018 compared with 2017.

The tax equivalent net interest margin declined nominally in 2018 compared with 2017 and was 3.76% for 2018 and 3.78% for 2017. While the yield on earning assets increased by 17 basis points over this time frame, the competition for funding has pushed the cost of interest bearing liabilities up, from 0.90% to 1.13%. Likewise, the net interest spread declined and was 3.58% for 2018 versus 3.64% for 2017. The decrease in the interest spread impact on the net interest margin was mitigated to some degree by an increase, on average, in the level of noninterest bearing deposits of $18.3 million, or 13.4%, in 2018 compared with 2017.

Year-Over-Year Quarter

Net interest income increased $844,000, or 7.5%, from the fourth quarter of 2017 to the fourth quarter of 2018. Net interest income was $12.1 million in the fourth quarter of 2018 compared with $11.2 million for the same period of 2017. Interest and dividend income increased $1.8 million, or 12.7%, over this time period. The increase in interest and dividend income was generated by an increase of $49.7 million, or 4.0%, in the level of average earning assets. The yield on earning assets increased from 4.52% in the fourth quarter of 2017 to 4.84% in the fourth quarter of 2018. The average balance of loans, excluding PCI loans, increased $64.2 million, or 7.1%, from $911.2 million in the fourth quarter of 2017 to $975.4 million in the fourth quarter of 2018. Interest income on securities increased $248,000, as it was $2.0 million in the fourth quarter of 2018 and $1.7 million in the fourth quarter of 2017. On a tax-equivalent basis, the yield on investment securities was 3.31% in the fourth quarter of 2018, based on a 21% tax rate, and 3.07% in the fourth quarter of 2017, based on a 34% tax rate. The lower tax rate reduced the benefit derived, on a tax-equivalent basis, from bank qualified municipal securities and lowered the tax-equivalent yield. Interest on deposits in other banks increased by $47,000 in the fourth quarter of 2018 over the same period in 2017. While there was an average balance increase of $1.1 million year-over-year in deposits in other banks, the primary driver in the increase in income was due to an increase in the return on those balances from 1.35% in the fourth quarter of 2017 to 2.36% in the fourth quarter of 2018.

Interest on PCI loans was $1.3 million in the fourth quarter of 2018 compared with $1.4 million in the fourth quarter of 2017. The average balance of the PCI portfolio declined $6.1 million during the year-over-year comparison period.

Interest expense increased $906,000, or 36.1%, when comparing the fourth quarter of 2017 and the fourth quarter of 2018. Interest expense on deposits increased $939,000, or 44.3%, as the average balance of interest bearing deposits increased $54.1 million, or 5.7%. The increase in deposit cost was driven by an increase of 11.0% in the average balance of time deposits of $61.4 million, year-over-year, coupled with an increase in the rate paid on those deposits of 48 basis points. The cost of time deposits was 1.72% for the fourth quarter of 2018 compared with 1.24% for the same period in 2017. The average balance of FHLB and other borrowings decreased $23.4 million year-over-year, and there was an increase in the rate paid, from 1.68% in the fourth quarter of 2017 to 2.08% in the fourth quarter of 2018. This resulted in a decrease of $32,000 in the expense of this wholesale funding source, to $340,000 in the fourth quarter of 2018. The average balance of FHLB and other borrowings was $64.8 million in the fourth quarter of 2018. Overall, the Bank’s cost of interest bearing liabilities increased 31 basis points, from 0.96% in the fourth quarter of 2017 to 1.27% in the fourth quarter of 2018.

The tax-equivalent net interest margin increased six basis points, from 3.72% in the fourth quarter of 2017 to 3.78% in the fourth quarter of 2018. The interest spread was 3.57% in the fourth quarter of 2018 and was 3.56% for the same period in 2017. Net interest margin increased despite the stable interest spread because of growth of $13.8 million, or 9.3%, in the average balance of noninterest bearing deposits.

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The following table compares the Company's net interest margin, on a tax-equivalent basis, for the three months ended December 31, 2018, September 30, 2018 and December 31, 2017 and the years ended December 31, 2018 and December 31, 2017.

NET INTEREST MARGIN
(Unaudited)
(Dollars in thousands)	For the three months ended
	31-Dec-18	30-Sep-18	31-Dec-17
Average interest earning assets	$1,283,502	$1,274,435	$1,233,754
Interest income	$15,508	$15,144	$13,758
Interest income - tax-equivalent	$15,643	$15,285	$14,065
Yield on interest earning assets	4.84%	4.76%	4.52%
Average interest bearing liabilities	$1,066,139	$1,065,268	$1,036,542
Interest expense	$3,415	$3,164	$2,509
Cost of interest bearing liabilities	1.27%	1.18%	0.96%
Net interest income	$12,093	$11,980	$11,249
Net interest income - tax-equivalent	$12,228	$12,121	$11,556
Interest spread	3.57%	3.58%	3.56%
Net interest margin	3.78%	3.77%	3.72%

	For the year ended
	31-Dec-18	31-Dec-17
Average interest earning assets	$1,269,683	$1,200,734
Interest income	$59,241	$53,315
Interest income - tax-equivalent	$59,816	$54,552
Yield on interest earning assets	4.71%	4.54%
Average interest bearing liabilities	$1,062,619	$1,017,082
Interest expense	$12,054	$9,199
Cost of interest bearing liabilities	1.13%	0.90%
Net interest income	$47,187	$44,116
Net interest income - tax-equivalent	$47,762	$45,353
Interest spread	3.58%	3.64%
Net interest margin	3.76%	3.78%

Provision for Loan Losses

The Company records a separate provision for loan losses for its loan portfolio, excluding PCI loans, and the PCI loan portfolio. There was no provision for loan losses on the loan portfolio, excluding PCI loans, during either the fourth quarter or the year ended December 31, 2018. This compares with a provision for loan losses of $400,000 for the fourth quarter of 2017 and $550,000 for the year ended December 31, 2017. The absence of a provision during the fourth quarter and year ended December 31, 2018 was the direct result of nominal charge-offs and stable asset quality, coupled with the level of loan growth during the period. There was no provision for loan losses on the PCI loan portfolio during any of 2018 or 2017. Additional discussion of loan quality is presented below.

Noninterest Income

Linked Quarter Basis

Noninterest income was $1.1 million for the fourth quarter of 2018, a decrease of $127,000 compared with $1.2 million for the third quarter of 2018.  Gain (loss) on securities transactions, net exhibited a linked quarter decrease of $80,000. There were losses of $12,000 realized in the fourth quarter of 2018 through sales and calls of securities. Gains of $68,000 were realized on the sale of securities in the third quarter of 2018. Mortgage loan income decreased $66,000 on a linked quarter basis and was $31,000 in the fourth quarter of 2018. There was $65,000 in gain on sale of loans in the third quarter of 2018 versus none in the fourth quarter of 2018. Offsetting these decreases to noninterest income was service charges and fees, which increased $66,000 on a linked quarter basis and were $692,000 for the fourth quarter of 2018. Other noninterest income of $189,000 was a linked quarter increase of $18,000.

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Yearly Comparison 2018 versus 2017

Noninterest income was $4.5 million for 2018, an increase of $391,000, or 9.6%, compared with $4.1 million for 2017. Service charges on deposit accounts of $2.5 million was an increase of $274,000 for 2018 compared with $2.2 million in 2017. Mortgage loan income of $319,000 for 2018 was an increase of $77,000 from $242,000 for 2017. Gain on sale of loans was $118,000 for 2018 versus none for 2017. Other noninterest income, driven by higher brokerage commission and investment dividend income, was $711,000 and reflected an increase of $86,000 in 2018 over $625,000 in 2017. Partially offsetting these increases was a decline of $140,000 in gain (loss) on securities transactions, net, which were $70,000 for 2018 compared with $210,000 for 2017.

Year-Over-Year Quarter

Noninterest income increased $39,000, or 3.7%, and was $1.1 million in the fourth quarter of 2018 compared with $1.0 million in the fourth quarter of 2017. Service charges and fees exhibited the largest increase, $120,000, in the fourth quarter of 2018 compared with the same period in 2017 and were $692,000. Other noninterest income, once again as a result of improved brokerage commission and investment dividend income, increased $12,000 year-over-year and was $189,000 in the fourth quarter of 2018. Mortgage loan income decreased $48,000 year-over-year, from $79,000 in the fourth quarter of 2017 to $31,000 in the same period of 2018. Gains (losses) on securities transactions, net decreased $42,000 year-over-year as a result of sales and call activity in the securities portfolio.

Noninterest Expenses

Linked Quarter Basis

Noninterest expenses totaled $9.0 million for the fourth quarter of 2018, as compared with $8.3 million for the third quarter of 2018, an increase of $742,000, or 8.9%. Salaries and employee benefits were $5.6 million in the fourth quarter of 2018 and increased $551,000 on a linked quarter basis. Group insurance costs increased $375,000 on a linked quarter basis, while salaries increased $165,000. The group insurance cost increase was related to higher expected claims costs when compared with the third quarter. Also increasing in the fourth quarter of 2018 compared with the third quarter of 2018 were data processing expenses, which were $655,000, an increase of $173,000. Other operating expenses increased $89,000 on a linked quarter basis and were $1.5 million in the fourth quarter of 2018. Occupancy expenses of $827,000 increased $47,000, or 6.0%, in the fourth quarter of 2018 as a result of the December opening of a new branch banking facility in Edgewater, Maryland. Offsetting these increases to noninterest expenses was a decrease of $108,000 on a linked quarter basis in other real estate expenses, net, which reflected a credit of $45,000 in the fourth quarter of 2018 compared with expense of $63,000 in the third quarter of 2018. In the fourth quarter of 2018, there were gains on sales of several properties classified in other real estate expense versus write-downs and losses on other real estate properties that occurred in the third quarter of 2018.

Yearly Comparison 2018 versus 2017

Noninterest expenses were $34.9 million for the year ended December 31, 2018 as compared with $33.5 million for the year ended December 31, 2017. This is an increase of $1.3 million, or 4.0%. Salaries and employee benefits increased $2.1 million, or 10.6%, for 2018 compared with the same period in 2017. Within this increase, $1.0 million was related to group hospital and medical insurance increases and $850,000 was related to increases in total salaries. Also impacting noninterest expenses for 2018 compared with 2017 were increases of $254,000 in equipment expenses and $58,000 in occupancy expenses reflecting the opening of three new branches during the second half of 2017 and two new branches in 2018. Data processing fees of $2.1 million represented an increase of $199,000, or 10.3%, over 2017. FDIC assessment of $776,000 for 2018 was an increase of $50,000 over 2017. Offsetting these increases was a decrease of $898,000 in amortization of intangibles expense, which were fully amortized in 2017, and the Company’s financial statements no longer reflect the expense associated with any core deposit intangibles. Other operating expenses of $5.8 million for 2018 was a decrease of 5.3%, or $323,000, from 2017. Telephone and internet lines decreased $278,000 in 2018 as a result of reconfiguration, including changing service providers.

Year-Over-Year Quarter

Noninterest expenses increased $715,000, or 8.6%, when comparing the fourth quarter of 2018 to the same period in 2017. Salaries and employee benefits increased $590,000, or 11.8%, as a result of the new branches and increased group health insurance costs noted above. Data processing expenses of $655,000 in the fourth quarter of 2018 was a year-over-year increase of $198,000. Equipment expenses of $374,000 was a year-over-year increase of $79,000, while occupancy expenses increased by $26,000, the result of the two branches added since the beginning of 2018. Offsetting these year-over-year increases to noninterest expenses were decreases of $109,000 in other real estate expenses, net and $50,000 in other operating expenses.

5

The following table compares the Company's other operating expenses included in noninterest expenses for the three months ended December 31, 2018, September 30, 2018 and December 31, 2017 and the years ended December 31, 2018 and December 31, 2017.

OTHER OPERATING EXPENSES
(Unaudited)
(Dollars in thousands)	For the three months ended
	31-Dec-18	30-Sep-18	31-Dec-17
Bank franchise tax	$179	$37	$158
Telephone and internet line	53	50	172
Stationery, printing and supplies	163	160	153
Marketing expense	146	156	155
Credit expense	128	180	75
Outside vendor fees	177	155	200
Other expenses	619	638	602
Total other operating expenses	$1,465	$1,376	$1,515

	For the year ended
	31-Dec-18	31-Dec-17
Bank franchise tax	$574	$632
Telephone and internet line	398	676
Stationery, printing and supplies	586	674
Marketing expense	613	656
Credit expense	501	584
Outside vendor fees	631	562
Other expenses	2,500	2,342
Total other operating expenses	$5,803	$6,126

Income Taxes

Income tax expense was $787,000 for the fourth quarter of 2018, compared with income tax expense of $945,000 for the third quarter of 2018 and $4.2 million for the fourth quarter of 2017. For the year ended December 31, 2018, income tax expense was $3.1 million compared with $6.9 million for the year ended December 31, 2017. Fourth quarter 2017 income tax expense included a one-time charge of $3.5 million due to the new 21% tax rate established by the Act. This legislation caused a re-assessment of the Company’s net deferred tax assets and, as a result of this re-assessment, that asset was lowered in value by $3.5 million. The effective tax rate was 19.0% for the fourth quarter of 2018 versus 19.3% for the third quarter of 2018. For the year ended December 31, 2018, the effective tax rate was 18.4% and, for the same period in 2017, it would have been 23.8% excluding the write-down entry of $3.5 million. The decrease in the Company’s effective tax rate resulted principally from the decrease in its applicable federal corporate income tax rate from, 34% to 21%, as a result of the Act.

FINANCIAL CONDITION

Total assets increased $57.7 million, or 4.3%, to $1.394 billion at December 31, 2018 when compared with December 31, 2017. Total assets increased $43.5 million, or 3.2%, during the fourth quarter of 2018. Total loans, excluding PCI loans, were $993.7 million at December 31, 2018, increasing $51.7 million, or 5.5%, from year end 2017. Total loans, excluding PCI loans, grew $31.3 million in the fourth quarter of 2018. Total PCI loans were $38.3 million at December 31, 2018 versus $44.3 million at year end 2017, a decrease of $6.0 million, or 13.6%.

During 2018, commercial loans reflected the largest loan category growth, increasing by $29.7 million, or 18.7%, and were $188.7 million at December 31, 2018. Commercial mortgage loans, the largest category, increased in 2018 by $13.6 million, or 3.7%, and ended the year at $380.0 million. Construction and land development loans of $120.4 million at December 31, 2018 reflected growth of $12.6 million during the year. Consumer installment loans of $12.0 million grew by $6.9 million during 2018 and included the addition of a purchased in-market, high quality consumer auto loan pool of $9.0 million in March. Offsetting these increases were declining balances in residential 1 – 4 family mortgages, which declined by $11.3 million, or 5.0%, and second mortgages, which declined by $1.6 million.

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The following table shows the composition of the Company's loan portfolio, excluding PCI loans, at December 31, 2018, September 30, 2018 and December 31, 2017.

LOANS (excluding PCI loans)
(Unaudited)
(Dollars in thousands)	31-Dec-18		30-Sep-18		31-Dec-17
	Amount	% of Loans	Amount	% of Loans	Amount	% of Loans
Mortgage loans on real estate:
Residential 1-4 family	$216,268	21.77%	$216,203	22.46%	$227,542	24.16%
Commercial	379,904	38.23	358,490	37.25	366,331	38.89
Construction and land development	120,413	12.12	135,021	14.03	107,814	11.44
Second mortgages	6,778	0.68	7,179	0.75	8,410	0.89
Multifamily	59,557	5.99	52,255	5.43	59,024	6.27
Agriculture	8,370	0.84	8,066	0.84	7,483	0.79
Total real estate loans	791,290	79.63	777,214	80.76	776,604	82.44
Commercial loans	188,722	18.99	170,310	17.70	159,024	16.88
Consumer installment loans	12,048	1.21	13,135	1.36	5,169	0.55
All other loans	1,645	0.17	1,766	0.18	1,221	0.13
Gross loans	993,705	100.00%	962,425	100.00%	942,018	100.00%
Allowance for loan losses	(8,983)		(8,993)		(8,969)
Loans, net of unearned income	$984,722		$953,432		$933,049

The Company’s securities portfolio, excluding restricted equity securities of $7.8 million, declined $2.1 million since year end 2017 to total $248.8 million at December 31, 2018. State, county and municipal securities balances declined by $16.8 million during 2018 while mortgage-backed securities of U.S. Government sponsored agencies increased by $15.4 million. This shift in categories reflected the lower tax benefit from municipal securities and the reinvestment into monthly cash flowing mortgage backed securities. Net gains of $70,000 were realized during 2018 through sales and call activity. For 2017, there were net gains of $210,000 realized through sales and call activity. The Company actively manages the portfolio to improve its liquidity and maximize the return within the desired risk profile.

The Company had cash and cash equivalents of $34.2 million at December 31, 2018 compared with $22.0 at December 31, 2017. Cash and due from banks were $18.3 million at December 31, 2018 and $14.6 million at December 31, 2017. Interest bearing bank balances were $15.9 million at December 31, 2018 compared with $7.3 million at December 31, 2017. There were no federal funds sold at December 31, 2018 or December 31, 2017.

The following table shows the composition of the Company's securities portfolio, excluding equity securities, at December 31, 2018, September 30, 2018 and December 31, 2017.

SECURITIES PORTFOLIO
(Unaudited)
(Dollars in thousands)	31-Dec-18		30-Sep-18		31-Dec-17
	Amortized Cost	Fair Value	Amortized Cost	Fair Value	Amortized Cost	Fair Value
Securities Available for Sale
U.S. Treasury issue and other U.S. Government agencies	$29,908	$29,512	$26,600	$26,037	$27,478	$27,183
U.S Government sponsored agencies	8,241	8,221	8,378	8,424	9,247	9,278
State, county, and municipal	112,465	112,542	117,557	115,744	124,032	125,760
Corporate and other bonds	10,027	10,034	9,647	9,651	7,323	7,460
Mortgage backed securities - U.S. Government agencies	14,468	14,398	14,420	14,254	18,546	18,515
Mortgage backed securities - U.S. Government sponsored agencies	32,409	32,019	27,255	26,493	16,985	16,638
Total securities available for sale	$207,518	$206,726	$203,857	$200,603	$203,611	$204,834

	31-Dec-18		30-Sep-18		31-Dec-17
	Amortized Cost	Fair Value	Amortized Cost	Fair Value	Amortized Cost	Fair Value
Securities Held to Maturity
U.S Government sponsored agencies	$10,000	$9,790	$10,000	$9,680	$10,000	$9,845
State, county, and municipal	32,108	32,463	33,559	33,515	35,678	36,567
Mortgage backed securities - U.S. Government agencies	-	-	-	-	468	476
Total securities held to maturity	$42,108	42,253	$43,559	$43,195	$46,146	$46,888

7

Interest bearing deposits at December 31, 2018 were $999.9 million, an increase of $57.2 million from December 31, 2017. Time deposits less than or equal to $250,000 showed the largest dollar volume growth during 2018 with $47.3 million in additional balances and totaling $485.2 million at year-end. Time deposits over $250,000 grew by $18.4 million during 2018 and were $128.9 million at year-end 2018. NOW accounts increased by $8.9 million during 2018 and were $165.9 million at December 31, 2018. Offsetting these deposit balance increases were decreases to several deposit categories. Money market deposit accounts decreased $16.4 million, or 11.5%, from $143.4 million at December 31, 2017 to $126.9 million at December 31, 2018 as some depositors shifted into higher yielding time deposits. Savings accounts, with balances of $92.9 million at December 31, 2018, were $1.1 million lower than the prior year end.

In other funding activity, noninterest bearing deposits were $165.1 million at December 31, 2018 and increased by $12.1 million, or 7.9%, during 2018. Federal funds purchased balances were $19.4 million at December 31, 2018 and $4.8 million at December 31, 2017. FHLB advances were $59.4 million at December 31, 2018, compared with $101.4 million at December 31, 2017. This decrease of $42.0 million reflected the increased cost of FHLB advances in 2018, compared with retail certificates of deposits.

The following table compares the mix of interest bearing deposits at December 31, 2018, September 30, 2018, June 30, 2018 and December 31, 2017.

INTEREST BEARING DEPOSITS
(Unaudited)
(Dollars in thousands)
	31-Dec-18	30-Sep-18	30-Jun-18	31-Dec-17
NOW	$165,946	$147,026	$162,984	$157,037
MMDA	126,933	128,277	145,071	143,363
Savings	92,910	94,972	94,498	93,980
Time deposits less than or equal to $250,000	485,155	491,044	452,734	437,810
Time deposits over $250,000	128,945	113,715	116,657	110,546
Total interest bearing deposits	$999,889	$975,034	$971,944	$942,736

Shareholders’ equity was $137.5 million at December 31, 2018 compared with $124.0 million at December 31, 2017. This is an increase of $13.5 million, or 10.9%. Shareholder’s equity to assets was 9.9% at December 31, 2018 compared with 9.3% at December 31, 2017.

Asset Quality – non-covered assets

Nonaccrual loans were $9.5 million at December 31, 2018, increasing a nominal $474,000 during 2018. Net increases occurred in commercial real estate loans (by $625,000), construction and land development loans (by $294,000) and commercial loans (by $335,000). These were offset by net decreases in nonaccrual loans of $705,000 in residential 1 – 4 family, $68,000 in agriculture mortgages and $7,000 in consumer installments.

The following chart shows the level of nonaccrual loans, classified loans and criticized loans over the last five quarters.

ASSET QUALITY
(Unaudited)
(Dollars in thousands)	2018				2017
	31-Dec-18	30-Sep-18	30-Jun-18	31-Mar-18	31-Dec-17
Nonaccrual loans	$9,500	$8,894	$9,343	$10,090	$9,026
Criticized (special mention) loans	9,072	10,338	17,400	19,526	13,573
Classified (substandard) loans	14,915	13,083	15,181	14,243	13,264
Other real estate owned	1,099	1,732	3,147	3,166	2,791
Total classified and criticized assets	$25,086	$25,153	$35,728	$36,935	$29,628

Nonperforming assets totaled $10.6 million at December 31, 2018 compared with $11.8 million at December 31, 2017. Nonperforming assets declined $1.2 million, or 10.3%, during 2018. At December 31, 2018, nonaccrual loans were $9.5 million and other real estate owned was $1.1 million. There were no loans past due over 90 days and accruing interest at December 31, 2018 or December 31, 2017. There were net recoveries of $15,000 in 2018.

The allowance for loan losses equaled 94.6% of nonaccrual loans at December 31, 2018, compared with 99.4% at December 31, 2017. The ratio of nonperforming assets to loans and OREO was 1.07% at December 31, 2018 and 1.25% December 31, 2017.

8

The following table reconciles the activity in the Company's allowance for loan losses, excluding PCI loans, by quarter, for the past five quarters.

ALLOWANCE FOR LOAN LOSSES
(Unaudited)
(Dollars in thousands)	2018				2017
	Fourth	Third	Second	First	Fourth
	Quarter	Quarter	Quarter	Quarter	Quarter
Allowance for loan losses:
Beginning of period	$8,993	$9,089	$8,968	$8,969	$8,667
Provision for loan losses	-	-	-	-	400
Net (charge-offs) recoveries	(10)	(96)	121	(1)	(98)
End of period	$8,983	$8,993	$9,089	$8,968	$8,969

The following table sets forth selected asset quality data, excluding PCI loans, and ratios for the dates indicated.

ASSET QUALITY (excluding PCI loans)
(Unaudited)
(Dollars in thousands)	2018				2017
	31-Dec-18	30-Sep-18	30-Jun-18	31-Mar-18	31-Dec-17
Nonaccrual loans	$9,500	$8,894	$9,343	$10,090	$9,026
Total nonperforming loans	9,500	8,894	9,343	10,090	9,026
Other real estate owned	1,099	1,732	3,147	3,166	2,791
Total nonperforming assets	$10,599	$10,626	$12,490	$13,256	$11,817

Allowance for loan losses to loans	0.90%	0.93%	0.94%	0.93%	0.95%
Allowance for loan losses to nonaccrual loans	94.57	101.11	97.28	88.88	99.37
Nonperforming assets to loans and other real estate	1.07	1.10	1.29	1.37	1.25
Net charge-offs/(recoveries) for quarter to average loans, annualized	0.00%	0.04%	(0.05)%	-%	0.04%

A further breakout of nonaccrual loans, excluding PCI loans, at December 31, 2018, September 30, 2018 and December 31, 2017 is below.

NONACCRUAL LOANS (excluding PCI loans)
(Unaudited)
(Dollars in thousands)	31-Dec-18	30-Sep-18	31-Dec-17
Mortgage loans on real estate:
Residential 1-4 family	$1,257	$1,530	$1,962
Commercial	2,123	2,243	1,498
Construction and land development	4,571	4,610	4,277
Agriculture	-	-	68
Total real estate loans	$7,951	$8,383	$7,805
Commercial loans	1,549	506	1,214
Consumer installment loans	-	5	7
Gross loans	$9,500	$8,894	$9,026

Capital Requirements

The Bank’s ratio of total risk-based capital was 13.3% at December 31, 2018 compared with 12.5% at December 31, 2017. The tier 1 risk-based capital ratio was 12.6% at December 31, 2018 and 11.7% at December 31, 2017. The Bank’s tier 1 leverage ratio was 10.2% at December 31, 2018 and 9.6% at December 31, 2017.  All capital ratios exceed regulatory minimums to be considered well capitalized. BASEL III introduced the common equity tier 1 capital ratio, which was 12.5% at December 31, 2018 and 11.7% at December 31, 2017.

Earnings Conference Call and Webcast

The Company will host a conference call for interested parties on Friday, January 25, 2019, at 10:00 a.m. Eastern Time to discuss the financial results for the fourth quarter and year 2018. The public is invited to listen to this conference call by dialing 866-374-8379 at least five minutes prior to the call.  Interested parties may also listen to this conference call through the internet by accessing the "Corporate Overview – Corporate Profile" page of the Company's internet site at www.cbtrustcorp.com.

9

A replay of the conference call will be available from 12:00 noon Eastern Time on January 25, 2019, until 9:00 a.m. Eastern Time on February 15, 2019. The replay will be available by dialing 877-344-7529 and entering access code 10127506 or through the internet by accessing the "Corporate Overview – Corporate Profile" page of the Company's internet site www.cbtrustcorp.com.

About Community Bankers Trust Corporation and Essex Bank

Community Bankers Trust Corporation is the holding company for Essex Bank, a Virginia state bank with 26 full-service offices, 20 of which are in Virginia and six of which are in Maryland.  The Bank also operates one loan production office in Virginia.  The Bank opened a new branch office in Edgewater, Maryland on December 3, 2018.

Additional information on the Bank is available on the Bank’s website at www.essexbank.com. For information on Community Bankers Trust Corporation, please visit its website at www.cbtrustcorp.com.

Forward-Looking Statements

This release contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, that are subject to risks and uncertainties. These forward-looking statements include, without limitation, statements with respect to the Company’s operations, performance, future strategy and goals. Actual results may differ materially from those included in the forward-looking statements due to a number of factors, including, without limitation, the effects of and changes in the following: the quality or composition of the Company’s loan or investment portfolios, including collateral values and the repayment abilities of borrowers and issuers; assumptions that underlie the Company’s allowance for loan losses; general economic and market conditions, either nationally or in the Company’s market areas; the interest rate environment; competitive pressures among banks and financial institutions or from companies outside the banking industry; real estate values; the demand for deposit, loan and investment products and other financial services; the demand, development and acceptance of new products and services; the performance of vendors or other parties with which the Company does business; time and costs associated with de novo branching, acquisitions, dispositions and similar transactions; the realization of gains and expense savings from acquisitions, dispositions and similar transactions; consumer profiles and spending and savings habits; levels of fraud in the banking industry; the level of attempted cyber-attacks in the banking industry; the securities and credit markets; costs associated with the integration of banking and other internal operations; the soundness of other financial institutions with which the Company does business; inflation; technology; and legislative and regulatory requirements. Many of these factors and additional risks and uncertainties are described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017 and other reports filed from time to time by the Company with the Securities and Exchange Commission. This press release speaks only as of its date, and the Company disclaims any duty to update the information in it.

Contact: Bruce E. Thomas

Executive Vice President/Chief Financial Officer

Community Bankers Trust Corporation

804-934-9999

10

COMMUNITY BANKERS TRUST CORPORATION
CONSOLIDATED BALANCE SHEETS
UNAUDITED
(Dollars in thousands, except per share data)
	31-Dec-18	30-Sep-18	31-Dec-17
Assets
Cash and due from banks	$18,292	$12,918	$14,642
Interest bearing bank deposits	15,927	11,177	7,316
Federal funds sold	-	240	-
Total cash and cash equivalents	34,219	24,335	21,958

Securities available for sale, at fair value	206,726	200,603	204,834
Securities held to maturity, at cost	42,108	43,559	46,146
Equity securities, restricted, at cost	7,800	7,886	9,295
Total securities	256,634	252,048	260,275

Loans held for resale	146	-	-

Loans	993,705	962,425	942,018
Purchased credit impaired (PCI) loans	38,285	39,144	44,333
Allowance for loan losses	(8,983)	(8,993)	(8,969)
Allowance for loan losses – PCI loans	(156)	(137)	(200)
Net loans	1,022,851	992,439	977,182

Bank premises and equipment, net	31,488	31,782	30,198
Bank premises and equipment held for sale	1,252	1,252	-
Other real estate owned	1,099	1,732	2,791
Bank owned life insurance	28,834	28,649	28,099
Other assets	17,351	18,183	15,687
Total assets	$1,393,874	$1,350,420	$1,336,190

Liabilities
Deposits:
Noninterest bearing	$165,086	$158,854	$153,028
Interest bearing	999,889	975,034	942,736
Total deposits	1,164,975	1,133,888	1,095,764

Federal funds purchased	19,440	10,000	4,849
Federal Home Loan Bank advances	59,447	63,820	101,429
Trust preferred capital notes	4,124	4,124	4,124
Other liabilities	8,427	6,785	6,021
Total liabilities	1,256,413	1,218,617	1,212,187

Shareholders' Equity
Common stock (200,000,000 shares authorized $0.01 par value; 22,132,304, 22,120,862, and 22,072,523 shares issued and outstanding, respectively)	221	221	221
Additional paid in capital	148,763	148,494	147,671
Retained deficit	(10,244)	(13,601)	(23,932)
Accumulated other comprehensive (loss) income	(1,279)	(3,311)	43
Total shareholders' equity	137,461	131,803	124,003
Total liabilities and shareholders' equity	$1,393,874	$1,350,420	$1,336,190

11

COMMUNITY BANKERS TRUST CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
UNAUDITED
(Dollars in thousands)	For the year ended
	2018	2017	2016
Interest and dividend income
Interest and fees on loans	$46,291	$40,301	$35,998
Interest and fees on PCI loans	5,222	5,733	6,230
Interest on federal funds sold	5	1	-
Interest on deposits in other banks	303	196	122
Interest and dividends on securities
Taxable	5,258	4,682	4,696
Nontaxable	2,162	2,402	2,249
Total interest and dividend income	59,241	53,315	49,295
Interest expense
Interest on deposits	10,257	7,897	6,382
Interest on borrowed funds	1,797	1,302	1,438
Total interest expense	12,054	9,199	7,820

Net interest income	47,187	44,116	41,475

Provision for loan losses	-	550	166
Net interest income after provision for loan losses	47,187	43,566	41,309

Noninterest income
Service charges and fees	2,510	2,236	2,005
Gain on securities transactions, net	70	210	634
Gain on sale of loans	118	-	-
Income on bank owned life insurance	735	759	719
Mortgage loan income	319	242	606
Other	711	625	649
Total noninterest income	4,463	4,072	4,613

Noninterest expense
Salaries and employee benefits	21,477	19,423	18,261
Occupancy expenses	3,188	3,130	2,737
Equipment expenses	1,398	1,144	999
FDIC assessment	776	726	823
Data processing fees	2,122	1,923	1,674
Amortization of intangibles	-	898	1,907
Other real estate expenses, net	113	162	175
Other operating expenses	5,803	6,126	5,608
Total noninterest expense	34,877	33,532	32,184

Income before income taxes	16,773	14,106	13,738
Income tax expense	3,085	6,903	3,816
Net income	$13,688	$7,203	$9,922

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COMMUNITY BANKERS TRUST CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
UNAUDITED
(Dollars in thousands)	Three months ended
	31-Dec-18	30-Sep-18	30-Jun-18	31-Mar-18	31-Dec-17
Interest and dividend income
Interest and fees on loans	$12,169	$11,893	$11,353	$10,876	$10,625
Interest and fees on PCI loans	1,285	1,265	1,274	1,398	1,378
Interest on federal funds sold	4	-	1	-	-
Interest on deposits in other banks	100	94	69	40	53
Interest and dividends on securities
Taxable	1,442	1,364	1,266	1,186	1,105
Nontaxable	508	528	547	579	597
Total interest and dividend income	15,508	15,144	14,510	14,079	13,758
Interest expense
Interest on deposits	3,060	2,699	2,355	2,143	2,121
Interest on borrowed funds	355	465	508	469	388
Total interest expense	3,415	3,164	2,863	2,612	2,509

Net interest income	12,093	11,980	11,647	11,467	11,249

Provision for loan losses	-	-	-	-	400
Net interest income after provision for loan losses	12,093	11,980	11,647	11,467	10,849

Noninterest income
Service charges and fees	692	626	611	581	572
Gain (loss) on securities transactions, net	(12)	68	(16)	30	30
Gain on sale of loans	-	65	53	-	-
Income on bank owned life insurance	184	184	184	183	187
Mortgage loan income	31	97	80	111	79
Other	189	171	223	128	177
Total noninterest income	1,084	1,211	1,135	1,033	1,045

Noninterest expense
Salaries and employee benefits	5,580	5,029	5,019	5,849	4,990
Occupancy expenses	827	780	769	812	801
Equipment expenses	374	366	344	314	295
FDIC assessment	177	195	198	206	176
Data processing fees	655	482	499	486	457
Amortization of intangibles	-	-	-	-	20
Other real estate expenses, net	(45)	63	45	50	64
Other operating expenses	1,465	1,376	1,313	1,649	1,515
Total noninterest expense	9,033	8,291	8,187	9,366	8,318

Income before income taxes	4,144	4,900	4,595	3,134	3,576
Income tax expense	787	945	813	540	4,216
Net income (loss)	$3,357	$3,955	$3,782	$2,594	$(640)

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COMMUNITY BANKERS TRUST CORPORATION
NET INTEREST MARGIN ANALYSIS
AVERAGE BALANCE SHEETS
(Unaudited)
(Dollars in thousands)
	Three months ended December 31, 2018			Three months ended December 31, 2017
	Average Balance Sheet	Interest Income / Expense	Average Rates Earned / Paid	Average Balance Sheet	Interest Income / Expense	Average Rates Earned / Paid
ASSETS:
Loans, including fees	$975,428	$12,169	4.95%	$911,188	$10,625	4.63%
PCI loans, including fees	38,489	1,285	13.06	44,616	1,378	12.08
Total loans	1,013,917	13,454	5.26	955,804	12,003	4.98
Interest bearing bank balances	16,761	100	2.36	15,681	53	1.35
Federal funds sold	725	4	2.11	85	-	1.24
Securities (taxable)	181,192	1,442	3.18	177,772	1,105	2.49
Securities (tax exempt)(1)	70,907	643	3.63	84,412	904	4.28
Total earning assets	1,283,502	15,643	4.84	1,233,754	14,065	4.52
Allowance for loan losses	(9,126)			(8,788)
Non-earning assets	94,478			91,810
Total assets	$1,368,854			$1,316,776

LIABILITIES AND
SHAREHOLDERS’ EQUITY
Demand - interest bearing	$159,645	$88	0.22	$150,289	$72	0.19
Savings and money market	220,391	284	0.51	237,105	306	0.51
Time deposits	619,116	2,688	1.72	557,669	1,743	1.24
Total interest bearing deposits	999,152	3,060	1.22	945,063	2,121	0.89
Short-term borrowings	2,156	15	2.74	3,221	16	1.92
FHLB and other borrowings	64,831	340	2.08	88,258	372	1.68
Total interest bearing liabilities	1,066,139	3,415	1.27	1,036,542	2,509	0.96
Noninterest bearing deposits	161,720			147,968
Other liabilities	6,891			5,737
Total liabilities	1,234,750			1,190,247
Shareholders’ equity	134,104			126,529
Total liabilities and
shareholders’ equity	$1,368,854			$1,316,776
Net interest earnings		$12,228			$11,556
Interest spread			3.57%			3.56%
Net interest margin			3.78%			3.72%

Tax-equivalent adjustment:
Securities		$135			$307

(1)	Income and yields are reported on a tax-equivalent basis assuming a federal tax rate of 21% for 2018 and 34% for 2017.

14

COMMUNITY BANKERS TRUST CORPORATION
NET INTEREST MARGIN ANALYSIS
AVERAGE BALANCE SHEETS
(Unaudited)
(Dollars in thousands)
	Year ended December 31, 2018			Year ended December 31, 2017
	Average Balance Sheet	Interest Income / Expense	Average Rates Earned / Paid	Average Balance Sheet	Interest Income / Expense	Average Rates Earned / Paid
ASSETS:
Loans, including fees	$960,978	$46,291	4.82%	$870,258	$40,301	4.63%
PCI loans, including fees	40,641	5,222	12.85	47,983	5,733	11.95
Total loans	1,001,619	51,513	5.14	918,241	46,034	5.01
Interest bearing bank balances	13,995	303	2.16	15,618	196	1.26
Federal funds sold	242	5	2.03	94	1	1.11
Securities (taxable)	178,086	5,258	2.95	181,476	4,682	2.58
Securities (tax exempt)(1)	75,741	2,737	3.61	85,305	3,639	4.27
Total earning assets	1,269,683	59,816	4.71	1,200,734	54,552	4.54
Allowance for loan losses	(9,198)			(9,431)
Non-earning assets	92,621			89,904
Total assets	$1,353,106			$1,281,207

LIABILITIES AND
SHAREHOLDERS’ EQUITY
Demand - interest bearing	$156,541	$325	0.21	$139,620	$260	0.19
Savings and money market	230,637	1,187	0.51	216,149	880	0.41
Time deposits	581,619	8,745	1.50	574,630	6,757	1.18
Total interest bearing deposits	968,797	10,257	1.06	930,399	7,897	0.85
Short-term borrowings	2,856	65	2.28	1,556	25	1.58
FHLB and other borrowings	90,966	1,732	1.90	85,127	1,277	1.50
Total interest bearing liabilities	1,062,619	12,054	1.13	1,017,082	9,199	0.90
Noninterest bearing deposits	155,003			136,674
Other liabilities	6,219			5,550
Total liabilities	1,223,841			1,159,306
Shareholders’ equity	129,265			121,901
Total liabilities and shareholders'
equity	$1,353,106			$1,281,207
Net interest earnings		$47,762			$45,353
Interest spread			3.58%			3.64%
Net interest margin			3.76%			3.78%

Tax-equivalent adjustment:
Securities		$576			$1,237

(1)	Income and yields are reported on a tax-equivalent basis assuming a federal tax rate of 34%.

15